EXHIBIT 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”), dated as of September 9, 2008, is made by TELKONET, INC. and Ethostream, LLC. (the “Debtor” or “Borrower”) in favor of THERMO CREDIT, L.L.C. (“Lender”), who agree as follows:

RECITALS

A.           Borrower is or will be indebted unto the Lender for loans made or to be made from time to time pursuant to that certain Commercial Business Loan Agreement for Telkonet, Inc. Line of Credit between the Borrower and Lender (as amended, supplemented, replaced or restated from time to time, the “Loan Agreement”).

B.           In order to secure the full and punctual payment and performance of the Indebtedness (as hereinafter defined) of Borrower to Lender, Debtor has agreed to execute and deliver this Agreement and to grant a continuing security interest in and to the Collateral (as hereafter defined).

AGREEMENT

ARTICLE 1

GENERAL TERMS

Section 1.1  Terms Defined Above or Elsewhere.  As used in this Agreement, the terms defined above shall have the meanings indicated.

Section 1.2  Certain Definitions.  As used in this Agreement, the following additional terms shall have the meanings indicated:

“Accounts” means all “accounts” (as defined in the UCC) now owned or hereafter acquired by Debtor, and shall also mean and include all accounts receivable, notes, notes receivable, drafts, acceptances, book debts and similar documents and other monies, obligations or indebtedness owing or to become owing to Debtor arising from the sale, lease or exchange of goods or other property by Debtor or the performance of services by Debtor or under any contracts for any of the foregoing (whether or not yet earned by performance on the part of Debtor), in each case whether now in existence or hereafter arising or acquired.

“Chattel Paper” means all “chattel Paper” (as defined in the UCC) now owned or hereafter acquired by the Debtor, whether paper or electronic.

“Collateral” has the meaning set forth in Section 2 of this Agreement.

“Collateral Documents” means collectively all mortgages, pledges, security agreements and other documents by which Debtor grants liens and security interests in immovable or movable property to the Lender.

“Documents” means all “documents” (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by Debtor.

“Equipment” means all equipment (as defined in the UCC) now owned or hereafter acquired by Debtor, wherever located,  together with all additions, accessories, parts, attachments, special tools and accessions now and hereafter affixed thereto or used in connection therewith, and all replacements thereof and substitutions therefor.

“Event of Default” has the meaning set forth in the Loan Agreement.

“General Intangibles” means all general intangibles (as defined in the UCC) now owned or hereafter acquired by Debtor, including without limitation, (i) all contractual rights and obligations or indebtedness owing to Debtor from whatever source arising; (ii) all things in action, rights represented by judgments and claims arising out of tort and other claims relating to the Collateral (including the right to assert and otherwise be the proper party of interest to commence and prosecute actions); (iii) all goodwill, patents, patent licenses, trademarks, trademark licenses, trade names, service marks, trade secrets, rights in intellectual property, copyrights, permits and licenses; (iv) all rights or claims in respect of refunds for taxes paid; (v) all rights in respect of any pension plan or similar arrangement maintained for employees of Debtor, and (vi) all deposit accounts of Debtor maintained with the Lender.

“Indebtedness” means all debts, obligations, indebtedness and liabilities of every kind and character of the Debtor, whether individual, joint and several (solidary), contingent or otherwise, now or hereafter existing in favor of the Lender, including, without limitation, all liabilities, interest, costs and fees, arising under or from any note, open account, overdraft, credit card, lease, Rate Management Transaction, letter of credit application, endorsement, surety agreement, guaranty, acceptance, foreign exchange contract or depository service contract, whether payable to the Lender or to a third party and subsequently acquired by the Lender, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing.  The term “Rate Management Transaction” in this Agreement means any transaction (including an agreement with respect thereto) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Instruments” means all “instruments” (as defined in the UCC) now owned or hereafter acquired by Debtor, including without limitation, all promissory notes, bills of exchange and trade acceptances, now owned or hereafter acquired by Debtor.

“Inventory” means all goods held for sale or lease, or furnished or to be furnished under contracts of service, or consumed in the Debtor's business, including without limitation raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, all such goods that have been returned to or repossessed by or on behalf of the Debtor, and all such goods released to the Debtor or to third parties under trust receipts or similar documents.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.  For the purposes of this Agreement, Debtor shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Permitted Liens” means the Security Interests and any other Liens in favor of the Lender or permitted by the Lender in writing to be created or assumed or to otherwise exist on the Collateral, including any and all liens created pursuant to the Security Agreement by and between Borrower and YA Global Investments, L.P. as of May 30, 2008.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Proceeds” means all cash and non-cash proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, all rights arising out of Collateral, and all additions to, substitutions for or accessions of any Collateral, including without limitation proceeds from the sale or other disposition of the business of the Debtor generally (including its goodwill, trade names, trademarks, customer lists, etc.) and/or from the sale or other disposition of all or substantially all of the assets of the Debtor other than in the ordinary course of business, all claims of Debtor against third parties for loss or nonconformity of, or interference with the use of, defects or infringement of rights in, or damage to or destruction of any Collateral and all claims of Debtor against third parties for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, and including proceeds of all such proceeds, in each case whether now existing or hereafter arising.

“Security Interests” means the security interests in the Collateral and Proceeds granted hereunder securing the Indebtedness.

“UCC” means the Uniform Commercial Code, Commercial Laws - Secured Transactions (Louisiana Revised Statutes 10:9-101 through 9-710) in the State of Louisiana, as amended from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral or the priority of security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Louisiana, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority.

ARTICLE 2

SECURITY INTEREST

Section 2.1  The Security Interests.  In order to secure the full and punctual payment and performance of all present and future Indebtedness, Debtor hereby grants to the Lender a continuing security interest in and to all rights, title and interest of Debtor in, to or under the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located, together with all additions thereto, substitutions therefor and replacements thereof:

(i)            the Inventory;

(ii)
all books and records, including without limitation computer lists, credit files, computer programs, tapes, disks, punch cards, date processing software, transaction files, master files, printouts (and other computer materials and records) of Debtor pertaining to any of the Collateral;

(iii)	all Proceeds and products of all or any of the Collateral described in clauses (i) through (ii) hereof.

The term “Collateral” means each and all of the items and property rights described in clauses (i) through (iii) above.

Section 2.2  No Liability.  The Security Interests are granted as security only and shall not subject the Lender to, or transfer or in any way affect or modify, any obligation or liability of Debtor with respect to any of the Collateral or any transaction in connection therewith.

Section 2.3  Intercreditor Agreement; Acknowledgement of Existing Security Interest.  Lender acknowledges the validity of the Convertible Debenture and Security Agreement between Debtor and YA Global Investments, L.P. (“YA”).  The rights and obligations set forth herein are subject to the letter agreement of even date herewith by and between the Lender, Borrower and YA.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Debtor represents and warrants to the Lender that:

Section 3.1 No Liens.  Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, deed of trust, security agreement or other record covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.  No Collateral is in the possession of any Person (other than Debtor) asserting any claim thereto or security interest therein, except that the Lender or its designee may have possession of Collateral as contemplated hereby.  No Person other than the Lender has control of any part of the Collateral.

Section 3.2   Name.  The name of the Debtor as it appears in its articles of organization is as it appears on page 1 of this Agreement.

Section 3.3   Organization Identification Numbers.  The organization identification numbers of the Debtors are:

Debtor                                           State of Incorporation/Organization                                        Organizational ID #

Telkonet, Inc.                                                        Utah                                                                             87-0627421
Ethostream LLC                                               Wisconsin                                                                       36-4495786

Section 3.4   Chief Executive Office.  The  principal office of the Debtor is located at 20374 Seneca Meadows Parkway, Germantown, MD 20876

Section 3.5   No Inconsistent Agreements.  The Debtor has not performed any acts or signed any agreements which might prevent the Lender from enforcing any of the terms of this Agreement or which would limit the Lender in any such enforcement.

Section 3.6   Title.  Debtor has good and merchantable title to the Collateral free of Liens. Debtor has not heretofore conveyed or agreed to sell, lease, transfer, exchange, license or otherwise dispose of or encumber any Collateral in any way, except in favor of the Lender.

Section 3.9   Special Collateral.  No part of the Collateral consists or will consist of consumer goods, crops, farm products, timber, mobile goods, or minerals and the like (including oil and gas) or accounts resulting from the sale thereof, or motor vehicles.

ARTICLE 4

COVENANTS

Section 4.1   Notice of Changes.  Without limiting the generality of any covenant with respect thereto set forth in the Loan Agreement, Debtor will not change its name, identity, organization identification number in any manner unless it shall have given the Lender at least 30 days’ prior written notice thereof.

Section 4.2   Filing.  Debtor hereby authorizes the Lender to file financing statements from time to time, without authentication by Debtor, in jurisdictions deemed appropriate by the Lender describing the Collateral.  Debtor shall pay all costs of, or incidental to, the recording or filing of any financing, correction, amendment, continuation, termination or other statements concerning the Collateral.  Debtor shall not file any termination statements relative to the financing statements filed in connection with this Agreement, unless and until all rights and obligations of Debtor under this facility have been satisfied.   Debtor shall notify the Lender in writing immediately upon filing any correction statements relating to the financing statements filed in connection with this Agreement; provided, that Debtor acknowledges that the filing by Debtor of any such correction statement will result in an Event of Default if the substance thereof contradicts the terms of this Agreement.

Section 4.3   Condition of Equipment and Inventory.  Debtor will maintain, preserve and keep the Equipment at all times in thorough repair and good working order and condition (normal wear and tear excepted), and from time to time make all needful repairs, renewals and additions so that its value and the Security Interests shall at no time become impaired.  Debtor will not do or permit anything to be done to the Collateral that may violate the terms of any insurance covering the Collateral or any part thereof.

Section 4.4   Insurance.  Reference is hereby made to the Loan Agreement, which contains the agreement between Debtor and the Lender as to insurance required to be maintained on the Collateral and the related covenants of Debtor in connection therewith.

Section 4.5   Transfer and Other Liens.  Debtor will not encumber the Collateral, or any part thereof, without the prior written consent of the Lender and will not permit any Lien to attach to the Collateral, or any part thereof, other than Permitted Liens, except that Debtor may, in the ordinary course of its business and in the absence of an Event of Default, collect its Accounts, and General Intangibles, dispose of obsolete or unusable items of Equipment and otherwise dispose of Collateral.

Section 4.6  Right of Inspection and Information.  Reference is hereby made to the Loan Agreement, which contains the agreement between Debtor and the Lender as to inspection rights of the Lender.  Without limiting the generality of the forgoing, Debtor will furnish to the Lender promptly upon request and in the form and content specified by the Lender such data and information concerning the Collateral as the Lender may from time to time specify.

Section 4.7  Taxes.  Debtor will pay as and when due and payable all taxes, levies, license fees, assessments, and other impositions levied on the Collateral or any part thereof before its use and operation or which otherwise, if unpaid, might become a Lien upon any Collateral; provided, that Debtor shall not be required to pay any such tax, levee, fee, assessment or imposition if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Debtor shall have set up reserves therefor adequate under generally accepted accounting principles (provided that such reserves may be set up under generally accepted accounting principles); provided, further, that any such contest shall prevent the sale of the Collateral under special execution or otherwise for the payment of any such tax, levee, fee, assessment or imposition, or other forfeiture or loss of title to the Collateral.

Section 4.8   Further Assurances.  On request of the Lender, Debtor will promptly (i) correct any defect, error or omission which may be discovered in the contents of this Agreement or any financing statement relating thereto or in the execution or acknowledgment of this Agreement or any financing statement; (ii) execute, acknowledge, deliver and record such further instruments (including, without limitation, further security agreements, financing statements, continuation statements, correction statements and assignments of accounts, contract rights, general intangibles and proceeds) and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement and to more fully identify and subject to the Security Interests hereof any property intended to be covered hereby, including without limitation any renewals, additions, substitutions, replacements or accessions to the Collateral; (iii) execute, acknowledge, deliver and record any document or instrument (including specifically any financing statement) necessary, desirable or proper to protect the Liens and Security Interests hereunder against the rights or interests of third persons; and (iv) cause other Persons (including without limitation those in possession of any Collateral) to execute and deliver in favor of the Lender acknowledgments, consents and control agreements necessary, desirable or appropriate in furtherance of the purposes of this Agreement.  All matters shall be in form and substance satisfactory to the Lender.  Debtor shall pay all costs connected with any of the foregoing.

Section 4.9   Collateral Indemnity.  If the validity or priority of this Agreement or any rights, security interests or other interests created or evidenced hereby shall be attacked, endangered or questioned or if any legal proceedings are instituted with respect thereto, Debtor will give prompt written notice thereof to the Lender and at Debtor’s own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Lender (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, security interests and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by Debtor to the Lender, accruing interest at the default rate of the Indebtedness in accordance with the Loan Agreement, all of which shall be a part of the Indebtedness.

Section 4.10   Compliance with Laws.  Debtor will observe and comply with all laws, statutes, ordinances, rules, regulations, judgments, decrees, franchises, permits, licenses, certificates and requirements of all federal, state, parish, county, municipal and other governmental agencies, departments, commissions, boards, courts and authorities applicable to Debtor or to the Collateral.

Section 4.11   Non-Liability.  Debtor hereby agrees to indemnify and hold the Lender  (and the Affiliates thereof) and their directors, officers, employees, consultants and agents (collectively, the “indemnified parties”) harmless from and against any and all liability, loss or damage which any of the indemnified parties may incur under or by reason of this Agreement, and from any and all claims, costs, expenses and demands whatsoever which may be asserted against any indemnified party by reason of any act of any indemnified party under this Agreement or otherwise incurred by any indemnified party in connection with the enforcement of their rights under this Agreement, other than as, and to the extent of, the result of the gross negligence or willful misconduct of any indemnified party.

ARTICLE 5

DEFAULT

Section 5.1   General Authority.  Debtor hereby irrevocably appoints the Lender its agent and attorney in fact, with full power of substitution, in the name of Debtor or the Lender, for the sole use and benefit of the Lender, but at Debtor’s expense, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral to:

(i) settle, compromise, compound, prosecute or defend any action or proceeding with respect to any of the Collateral,and

(ii) enforce all supporting obligations with respect to any Collateral.

The aforesaid mandate and power of attorney, being coupled with an interest, is irrevocable so long as any of the Indebtedness remains outstanding.

Section 5.4   Sale.  Upon the occurrence of an Event of Default, the Lender may exercise all rights of a Lender under the UCC and other applicable law (including without limitation such rights under the UCC or other applicable law authorizing the taking of self-help remedies by a Lender in protecting its rights in, to and under collateral) and, in addition, the Lender may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Lender may deem satisfactory, The Lender may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale).  Debtor will execute and deliver such documents and take such other action as the Lender deems necessary or advisable in order that any such sale may be made in compliance with law.  Upon any such sale the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Debtor which may be waived, and Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.  Debtor agrees that ten (10) days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral constitutes “reasonable notification” within the meaning of Section 9-612 of the UCC (or, if applicable, the comparable section of the UCC under the laws of another jurisdiction), except that shorter or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market.  The notice (if any) of such sale shall (l) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix in the notice of such sale.  At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels or portions, as the Lender may determine.  The Lender shall not be obligated to make any such sale pursuant to any such notice.  The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.  In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.  The Lender may specifically modify or disclaim, in its sole discretion, any warranties or the like as to any Collateral and this procedure shall not be considered adversely to affect the commercial reasonableness of any such sale.  The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  Leasing and licensing of Collateral by the Lender to third Persons are types of sales permitted hereunder.

Section 5.5   Foreclosure in Louisiana.  The provisions of this Section shall, without limiting the generality of any other provision of this Agreement, be applicable in the event any foreclosure shall take place in Louisiana on any Collateral or, in connection with any foreclosure hereunder, Louisiana law shall otherwise be applicable.  The Lender, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.  For the purposes of Louisiana executory process procedures, Debtor does hereby acknowledge the Indebtedness and confess judgment in favor of the Lender  (and applicable Affiliates thereof) for the full amount of the Indebtedness.  Debtor does by these presents consent and agree that upon the occurrence of an Event of Default it shall be lawful for the Lender to cause all and singular the Collateral to be seized and sold under executory or ordinary process, at the Lender’s sole option, without appraisement, appraisement being hereby expressly waived, in one lot as an entirety or in separate parcels or portions as the Lender may determine, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law.  Any and all declarations of fact made by authentic act before a Notary Public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process.  Debtor hereby waives in favor of the Lender  (and applicable Affiliates thereof):  (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days delay accorded by Louisiana Code of Civil Procedure Article 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.  In the event the Collateral or any part thereof is seized as an incident to an action for the recognition or enforcement of this Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, Debtor and the Lender agree that the court issuing any such order shall, if petitioned for by the Lender, direct the applicable sheriff to appoint as a keeper of the Collateral, the Lender or any agent designated by the Lender or any person named by the Lender at the time such seizure is effected.  This designation is pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and the Lender shall be entitled to all the rights and benefits afforded thereunder as the same may be amended.  It is hereby agreed that the keeper shall be entitled to receive a reasonable compensation in excess of its reasonable costs and expenses incurred in the administration or preservation of the Collateral, payable on a monthly basis.  The designation of keeper made herein shall not be deemed to require the Lender to provoke the appointment of such a keeper.

Section 5.6   Assemble Collateral.  For the purpose of enforcing any and all rights and remedies under this Agreement the Lender may (i) require Debtor to, and Debtor agrees that it will, at its expense and upon the request of the Lender, forthwith assemble all or any part of the Collateral as directed by the Lender and make it available at a place designated by the Lender which is, in its opinion, reasonably convenient to the Lender and Debtor, whether at the premises of Debtor or otherwise, and the Lender shall be entitled to specific performance of this obligation, (ii) to the extent permitted by applicable law of this or any other state, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use Debtor’s books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by Debtor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Lender deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by Debtor.

Section 5.7   Limitation on Duty of Lender.  Beyond the exercise of reasonable care in the custody thereof, the Lender shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon.  The Lender shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Lender in good faith.  Debtor agrees that the Lender shall not be obligated to preserve rights against prior parties obligated on any Chattel Paper or Instruments.

Section 5.8   Appointment of Agent.  At any time or times, in order to comply with any legal requirement in any jurisdiction, the Lender may appoint a bank or trust company or one or more other Persons with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment.

Section 5.9    Expenses.  In the event that Debtor fails to comply with any provisions of this Agreement or the Collateral Documents, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest hereunder is thereby diminished or potentially diminished or put at risk, the Lender may, but shall not be required to, effect such compliance on behalf of Debtor, and Debtor shall reimburse the Lender for the costs thereof on demand.  All insurance expenses and all expenses of protecting, storing, warehousing, appraising, preparing for sale, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any federal, state or local authority on any of the Collateral, all expenses in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested from time to time, and all expenses in respect of the sale or other disposition thereof shall be borne and paid by Debtor; and if Debtor fails to promptly pay any portion thereof when due, the Lender  may, at its or their option, but shall not be required to, pay the same and charge Debtor’s account therefor, and Debtor agrees to reimburse the Lender  therefor on demand.  All sums so paid or incurred by the Lender  for any of the foregoing and any and all other sums for which Debtor may become liable hereunder and all costs and expenses (including reasonable attorneys’ fees, legal expenses and court costs) incurred by the Lender  in enforcing or protecting the Security Interests or any of the rights or remedies under this Agreement or the other Collateral Documents, together with interest thereon until paid at the default rate specified in the Loan Agreement, shall be additional Indebtedness hereunder and Debtor agrees to pay all of the foregoing sums promptly on demand.

ARTICLE 6

MISCELLANEOUS

Section 6.1   Notices.  Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served by the Lender to or on the Debtor shall be deemed to have been sufficiently given and served for all purposes by giving same to the Lender in accordance with the provisions of the Loan Agreement.

Section 6.2   Amendment.  Neither this Agreement nor any provisions thereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 6.3   Waivers.  No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any of its rights, powers or privileges under this Agreement shall operate as a waiver thereof.

Section 6.4   Cumulative Rights.  The rights and remedies of the Lender under this Agreement and any other collateral documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 6.5   Titles of Articles, Sections and Subsections.  All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 6.6   Singular and Plural.  Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa.  The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

Section 6.7   Governing Law.  This Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

Section 6.8   Successors and Assigns.  (a) All covenants and agreements contained by or on behalf of the Debtor in this Agreement shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

(b)  This Agreement is for the benefit of the Lender and for such other Person or Persons as may from time to time become or be the holders of any of the Indebtedness, and this Agreement shall be transferable and negotiable, with the same force and effect and to the same extent as the Indebtedness may be transferable, it being understood that, upon the transfer or assignment by the Lender of any of the Indebtedness, the legal holder of such Indebtedness shall have all of the rights granted to the Lender under this Agreement.

(c)  The Debtor hereby recognizes and agrees that the Lender may, from time to time, one or more times, transfer all or any portion of the Indebtedness to one or more third parties.  Such transfers may include, but are not limited to, sales of participation interests in such Indebtedness in favor of one or more third party lenders.  Upon any transfer of all or any portion of the Indebtedness, the Lender may transfer and deliver any or all of the Proceeds to the transferee of such Obligation and such Proceeds shall secure any and all of the Obligation in favor of such a transferee then existing and thereafter arising, and after any such transfer has taken place, the Lender shall be fully discharged from any and all future liability and responsibility to Debtor with respect to such Proceeds, and the transferee thereafter shall be vested with all the powers, rights and duties with respect to such Proceeds.

Section 6.9   Counterparts.  This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

THE NEXT PAGE IS THE SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DEBTOR:
TELKONET, INC.

By:                           ______________________________________________

Name:                      ______________________________________________

Title:                       ______________________________________________

ETHOSTREAM LLC

By:                           ______________________________________________

Name:                      ______________________________________________

Title:                       ______________________________________________